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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                    -----------------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               Consolidated Communications Illinois Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


            Delaware                                     02-0636095
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(State of Incorporation or Organization)        IRS Employer Identification no.)


121 South 17th Street, Mattoon, Illinois                 61938-3987
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(Address of Principal Executive Offices)                  (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [ ]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [x]


Securities Act registration statement file number to which this form relates:
333-121086


Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                    Name of each exchange on which
         to be so registered                    each class is to be registered
         -------------------                    ------------------------------

                 None


Securities to be registered pursuant to Section 12(g) of the Act:


                     Common Stock, $0.01 par value per share


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Item 1.  Description of Registrant's Securities to be Registered.

         A complete description of the common stock, $0.01 par value per share, of Consolidated Communications Illinois Holdings, Inc. (the "Registrant") that is to be registered hereunder is contained under the caption "Description of Capital Stock" in the prospectus, which constitutes part of the Registrant's Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission (the "Commission") on December 8, 2004 (File No. 333-121086) (as amended on each of January 27, 2005, March 30, 2005, April 22, 2005, May 13, 2005, June 8, 2005, July 1, 2005, and July 19, 2005, and as may be amended after the date hereof, the "Registration Statement"). The description of the securities to be registered hereby contained in the prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, will be deemed to be incorporated by reference in this registration statement upon the filing of any such prospectus with the Commission.

Item 2. Exhibits.

3.1 Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement).

3.2     Form of Amended and Restated Bylaws (incorporated by reference to
        Exhibit 3.2 to the Registration Statement).

4.1     Specimen Common Stock Certificate (incorporated by reference to
        Exhibit 4.1 to the Registration Statement).

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                                   Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                             CONSOLIDATED COMMUNICATIONS ILLINOIS HOLDINGS, INC.



                                  By:   /s/ Steven L. Childers
                                     ----------------------------------
                                     Name:  Steven L. Childers
                                     Title: Chief Financial Officer






Date: July 19, 2005